EXHIBIT 30(e)(ii)

SUPPLEMENT TO THE APPLICATION

[ ] The Prudential Insurance Company of America
[ ] Pruco Life Insurance Company A Subsidiary of The Prudential Insurance Company of America

| No.

A Supplement to the Application for a variable contract in which _______________

_________________________________________ is named as the proposed Insured.

________________________________________________________________________________

I BELIEVE THIS CONTRACT MEETS MY INSURANCE NEEDS AND FINANCIAL OBJECTIVES. I
ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS FOR THE CONTRACT. I UNDERSTAND THAT
THE CONTRACT'S VALUE AND DEATH BENEFIT MAY VARY DEPENDING ON THE CONTRACT'S
INVESTMENT EXPERIENCE
...............................................................YES [ ] NO [ ]

An illustration of values is available upon request.

|Date |Signature of Applicant
| |
| , 19 |
|__________________________ |________________________________________________

- ---------------
ORD 86218--90